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                                                                   Exhibit 99.5

                                     CONSENT

         The undersigned has agreed to become a director of Medco Health Solutions, Inc. (the "Company"), and hereby consents to being named as a person who will become a director of the Company in the Company's Registration Statement on Form 10 (File No. 1-31312), as amended, and the Company's Registration Statement on Form S-1 (File No. 333-86404), as amended, each filed with the Securities and Exchange Commission.


Dated:  July 21, 2003                      /s/   LAWRENCE S. LEWIN
                                           ------------------------------------
                                                 Lawrence S. Lewin